UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2025

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	001-39227	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7660 Centurion Parkway, Suite 100, Jacksonville, Florida 32256

(Address of Principal Executive Offices) (Zip Code)

(904) 296-2807

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $0.001 per share)	DUOT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 27, 2025, Duos Technologies Group, Inc. (the “Company”) entered into the Second Amendment to At-The-Market Issuance Sales Agreement (the “Second Amendment”) with Ascendiant Capital Markets, LLC, as sales agent (the “Agent”). The Second Amendment amended the At-The Market Issuance Sales Agreement the Company had entered into with the Agent on May 17, 2024, as amended by the First Amendment to At-The-Market Sales Issuance Agreement, dated April 14, 2025 (the “Original Agreement” and the Original Agreement, as amended by the Second Amendment, the “Sales Agreement”). Under the Original Agreement, the Company sold shares of its common stock, par value $0.001 (the “Common Stock”), having an aggregate offering price of $7,500,000, from time to time, through an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Under the Second Amendment the Company and the Agent agreed that the amount of Placement Shares (as defined in the Sales Agreement) that may be sold under and pursuant to the terms of the Sales Agreement is increased by $10,500,000 (such additional amount, the “Shares”). On May 28, 2025, the Company filed a supplement to its prospectus supplement with the Securities and Exchange Commission (the “SEC”) relating to the offer and sale of up to $10,500,000 of Common Stock through an at the market offering.

The offer and sale of the Shares will be made pursuant to the Company’s effective “shelf” registration statement on Form S-3 and an accompanying base prospectus contained therein (Registration Statement No. 333-272603) filed with the SEC on June 12, 2023, amended on June 20, 2023 and declared effective by the SEC on June 21, 2023.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be any offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts to sell the Shares, based upon the Company’s instructions, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and rules of the Nasdaq Stock Market. The Company will set the parameters for sales of the Shares, including the number of Shares to be sold, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in one trading day, and any minimum price below which sales may not be made. Under the Sales Agreement, the Agent may sell the Shares by any method permitted by law deemed to be an “at the market offering,” as defined in Rule 415 of the Securities Act. The Company or the Agent may, upon written notice to the other party in accordance with the terms of the Sales Agreement, suspend offers and sales of the Shares.

The Company and the Agent each have the right, in its sole discretion, to terminate the Sales Agreement pursuant to the terms and subject to the conditions set forth in the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Agreement, which is attached hereto as Exhibits 1.1, and 1.2, and the Second Amendment, which is attached hereto as Exhibit 1.3.

A copy of the opinion of Shutts & Bowen LLP relating to the validity of the Shares that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1

At-The-Market Issuance Sales Agreement by and between Duos Technologies Group, Inc. and Ascendiant Capital Markets, LLC, dated May 17, 2024 (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2024)

1.2	First Amendment to At-The-Market Issuance Sales Agreement by and between Duos Technologies Group, Inc. and Ascendiant Capital Markets, LLC, dated April 14, 2025 (incorporated by reference to Exhibit 1.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 2025)
1.3	Second Amendment to At-The-Market Issuance Sales Agreement by and between Duos Technologies Group, Inc. and Ascendiant Capital Markets, LLC, dated May 27, 2025
5.1	Opinion of Shutts & Bowen LLP
23.1	Consent of Shutts & Bowen LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: May 29, 2025	By:	/s/ Adrian G. Goldfarb
Adrian G. Goldfarb Chief Financial Officer